EXHIBIT 5.1


[GRAPHIC OMITTED]                                         1801 California Street
                                                          Suite 4800
                                                          Denver, CO  80202
                                                          303-830-1776
                                                          ____________
                                                          303-894-9239
                                                          www.pattonboggs.com


July 30, 2007



All American Pet Company, Inc.
16501 Ventura Boulevard
Suite 514
Encino, California 91436


Ladies and Gentlemen:

         We have acted as counsel for All American Pet Company, Inc., a Maryland corporation (the "Company"), in connection with preparation of the Company's Amendment No. 5 to its Registration Statement on Form SB-2 filed by the Company on July 30, 2007 (File No. 333-135283), under the Securities Act of 1933, as amended (the "Registration Statement"), concerning registration of 4,988,714 shares of the Company's $0.001 par value common stock (the "Shares"). All of the shares are being offered by existing stockholders of the Company (the "Selling Stockholders").

         We have examined the Articles of Incorporation and the Bylaws of the Company, and the record of the Company's corporate proceedings concerning the registration described above. In addition, we have examined such other certificates, agreements, documents and papers, and we have made such other inquiries and investigations of law as we have deemed appropriate and necessary in order to express the opinion set forth in this letter. In our examinations, we have assumed the legal capacity of all natural persons, genuineness of all signatures, the authenticity of all documents submitted to us as originals, photostatic, or conformed copies and the authenticity of the originals of all such latter documents.

         Subject to the foregoing and on the basis of the aforementioned examinations and investigations, it is our opinion that, (1) the Shares (other than the Shares issuable upon the exercise of warrants) are duly authorized, legally issued, and are fully paid and non-assessable; and (2) the Shares issuable upon exercise of warrants, if, as, and when issued by the Company to the Selling Stockholders, are duly authorized and, upon exercise thereof in the manner and receipt of the consideration expressed in such warrants, will be legally issued, fully paid, and non-assessable.

         We hereby consent to be named in the Registration Statement and in the prospectus that constitutes a part of the Registration Statement as acting as counsel in connection with the offering; and to the filing of this opinion as an exhibit to the Registration Statement.

         We express no opinion as to the laws of any jurisdiction other than the State of Maryland and the federal laws of the United States of America. This opinion is to be used solely for the purpose of the registration of the Shares and may not be used for any other purpose.

                                                      Very truly yours,



                                                      PATTON BOGGS LLP